SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2006

Date of report (date of earliest event reported)

HM PUBLISHING CORP.

HOUGHTON MIFFLIN COMPANY

(Exact name of registrants as specified in their charters)

Delaware Massachusetts	333-110720 333-105746	13-4265843 04-1456030
(State or other jurisdictions of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Nos.)

222 Berkeley Street

Boston, Massachusetts 02116

(Address of principal executive offices) (Zip Code)

(617) 351-5000

(Registrants’ telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 113e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 3, 2006, Houghton Mifflin, LLC (“Issuer”) and Houghton Mifflin Finance, Inc. (“Co-issuer”) entered into an agreement with Deutsche Bank Securities and Goldman, Sachs & Co. (the “Purchase Agreement”) for the sale (the “Offering”) of $300,000,000 aggregate principal amount at maturity of their Floating Rate Senior PIK Notes due 2011 (the “Notes”).

Interest on the Notes will accrue and be payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2006 at a rate per annum equal to LIBOR plus 6.75% (increasing to 7.25% if any Notes are outstanding on or after November 15, 2007 and 7.75% on or after May 15, 2009), and will be payable in the form of additional notes or in cash if the Issuer so elects. Interest on the Notes will be reset semiannually. The Notes will mature on May 15, 2011.

It is anticipated that Issuer will use the net proceeds from the Offering to pay a dividend on its membership interests to its newly formed parent company Houghton Mifflin Holding Company, Inc. (“Parent”), which in turn will pay a dividend on its Class L common stock to its Class L common stockholders.

The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act or any applicable state securities laws.

A copy of the press release issued announcing the Offering is attached hereto as Exhibit 99.01.

In connection with the Offering, we are engaging in a reorganization transaction pursuant to which we are adding three new companies, Parent, Issuer and Co-Issuer to our corporate structure. To effectuate the restructuring, the current equity holders of Houghton Mifflin Holdings, Inc. (“Holdings”) will contribute their equity in Holdings in exchange for equity in Parent.

Houghton Mifflin Company intends to pay one-time special compensatory bonuses of approximately $22 million to certain members of its management. The bonus will be funded out of the Houghton Mifflin Company’s cash balance and not from the proceeds of the Offering.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.01	Press Release dated May 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

HM PUBLISHING CORP.
HOUGHTON MIFFLIN COMPANY

By:	/s/ Stephen C. Richards
Name:	Stephen C. Richards
Title:	Executive Vice President,
Chief Operating Officer, and
Chief Financial Officer

Dated: May 4, 2006

Exhibit Index

Exhibit	Description
99.01	Press Release dated May 4, 2006.